SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                               September 15, 2004
               --------------------------------------------------
               (Date of Report - Date of earliest event reported)





                             KERR-McGEE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                        1-16619                      73-1612389
--------------             ------------------------         -------------------
  (State of                (Commission File Number)           (IRS Employer
Incorporation)                                              Identification No.)


            Kerr-McGee Center
         Oklahoma City, Oklahoma                                        73125
 ----------------------------------------                            ----------
 (Address of principal executive offices)                            (Zip Code)



                                 (405) 270-1313
                         -------------------------------
                         (Registrant's telephone number)

Item 2.05   Costs Associated with Exit or Disposal of Activities

            On September 14, 2004, Kerr-McGee Corporation approved plans to shut down its titanium dioxide pigment sulfate production at its Savannah, Georgia facility by the end of September 2004. The company also plans to end production at the Savannah gypsum plant that uses by-product from the sulfate process to manufacture gypsum. The Savannah facility's workforce of 410 will be reduced by approximately 100 positions. In addition, the facility will decrease its daily contractor workforce by approximately 40 positions.

            Demand and prices for sulfate anatase pigments, particularly in the paper market, have declined in North America consistently during the past several years. The decreasing volumes, along with unanticipated environmental and infrastructure issues discovered when Kerr-McGee acquired the facility in 2000, created unacceptable financial returns for the Savannah sulfate facility and contributed to the decision.

            Kerr-McGee expects to recognize the following charges related to its Savannah pigment facilities, which include charges related to the shut down of the sulfate facility as well as charges unrelated to the shut down:


                                                    Third                  Total
                                                  Quarter               Expected
         Description                                 2004                Charges
--------------------------------------------------------------------------------

Charges associated with shut down:                       $ in millions
---------------------------------
Write-down of property, plant and
   equipment and intangible assets            $ 67 - $ 70            $ 67 - $ 70
Asset retirement obligation                     13 -   14              15 -   16
Inventory adjustment for estimated reduction
   in net realizable value                      11 -   12              11 -   12
Termination benefits                             7 -    8               7 -    8
Contract termination costs                       7 -    8               7 -    8
Demolition costs                                        -               0 -   10
                                              -----------            -----------
Total costs associated with shut down          105 -  112             107 -  124

Charges not related to shut down:
---------------------------------
Write-down of property, plant and equipment     10 -   18              10 -   18
                                              -----------            -----------

Total charges                                 $115 - $130            $117 - $142
                                              ===========            ===========

After-tax charge                              $ 75 - $ 85            $ 76 - $ 92
                                              ===========            ===========


            Future cash expenditures related to the shut down are expected to be between $6 million and $13 million net of taxes.


Item 7.01   Regulation FD

            A copy of the September 15, 2004 press release announcing the shutdown is attached hereto as Exhibit 99.1.


Item 9.01   Financial Statements and Exhibits

            (c) Exhibits

            99.1 Press Release dated September 15, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   KERR-MCGEE CORPORATION


                                               By: (John M. Rauh)
                                                   -----------------------------
                                                   John M. Rauh
                                                   Vice President and Controller

Dated: September 15, 2004